Exhibit 99.1

Sonus Networks Reports 2014 First Quarter Results

Company Exceeds all Guidance Metrics for First Quarter 2014

For Immediate Release: April 24, 2014

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP-based communications, today announced results for the first quarter ended March 28, 2014.

First Quarter 2014 Highlights

•                  Total Company revenue was $70.7 million, up 12% compared to the first quarter of 2013.

•                  Total Growth-related Revenue (Session Border Controller (SBC) and Diameter Signaling Controller (DSC)) was $34.3 million, reflecting growth of 14% compared to the first quarter of 2013; represents the highest first quarter Growth-related Revenue performance on record for the Company.

•                  GAAP gross margins were 65.6%; non-GAAP gross margins were 67.9% representing an increase of 690 basis points compared to non-GAAP gross margins in the first quarter of 2013.

•                  GAAP loss per share was $0.01; non-GAAP diluted earnings per share was $0.01.

•                  Successfully closed the acquisition of Performance Technologies, Incorporated (PT), strengthening the Company’s mobility and virtualization strategies.

•                  Introduced the Sonus SBC 7000 Session Border Controller (SBC 7000), setting new performance standards for real-time, multimedia communications.

•                  Reduced ownership concentration of largest shareholder from approximately 22% to 7.5% of outstanding shares through a public underwritten secondary offering and concurrent share repurchase.

Quotes

“The first quarter represented a strong start to the year on multiple fronts,” said Ray Dolan, president and chief executive officer.  “We delivered excellent financial results which exceeded expectations, and we continued to demonstrate strong commercial execution and product innovation with the expansion of our SBC portfolio and entry into the fast-growing Diameter Signaling market.  We returned a substantial amount of capital to shareholders in the form of share repurchases, while also simultaneously reducing the ownership concentration of our largest shareholder.”  Dolan continued, “We believe that our operations, competitive position and foundation for profitable growth are stronger today than ever before.”

“Our strong financial execution and pristine balance sheet have enabled us to invest organically in our business, pursue strategic acquisition opportunities and return excess capital to stockholders,” said Mark Greenquist, chief financial officer.  Greenquist continued, “During the first quarter we closed the $34 million acquisition of PT and repurchased approximately $75 million of our shares, while still ending the quarter with over $159 million in cash and investments.  This strong cash position, coupled with continued generation of cash from our operations (which was approximately $21 million in the first quarter), gives us financial flexibility for the future.”

Performance Technologies, Incorporated

On February 19, 2014, the Company announced the successful completion of its acquisition of PT.  PT adds Diameter Signaling capabilities required in all-IP, IMS 4G/LTE (Long-Term Evolution) networks, and is expected to fortify the Company’s mobility and virtualization strategies.

SBC 7000

On February 25, 2014, the Company announced the SBC 7000.  The SBC 7000 sets new performance standards, delivering nearly two times greater scale than competitive solutions for secure, reliable delivery of multimedia services in the world’s largest networks.  The SBC 7000 is designed to address scalability requirements for real-time, multimedia communications with the capability to license up to 150,000 sessions, the highest in the industry, with fully enabled security, media and transcoding features.  It is purpose-built to support emerging services such as high definition (HD) voice and video, Voice over Long-Term Evolution (VoLTE) and Rich Communications Services (RCS), and effectively addresses the unprecedented traffic demands these services will place on networks at access and interconnect borders.

Reduction in Ownership Concentration of Largest Shareholder and Stock Buyback Program

On March 25, 2014, the Company successfully concluded the previously announced underwritten public offering of 41.5 million shares of its common stock on behalf of Galahad Securities, Ltd. (Legatum Group) at $3.53 per share.  The offering reduced the Legatum Group’s ownership in Sonus to approximately 7.5%, or 18.5 million shares.  As part of the underwritten offering, the Company repurchased from the Legatum Group approximately 21.5 million shares (of the 41.5 million shares sold) at the underwriter’s price of approximately $3.49 per share.

The shares purchased from the Legatum Group, taken together with all past repurchases under the Company’s existing stock buyback program announced in July 2013, has resulted in an aggregate repurchase of approximately 40 million shares at an average price per share of $3.36. As of March 28, 2014, the Company had 247.7 million shares outstanding, reflecting a 14% reduction in the total number of shares outstanding as compared to June 28, 2013, before the stock buyback program began.  Approximately $40.6 million remains available to the Company for potential share repurchases under the stock buyback program.

Cash & Investments

The Company ended the first quarter of 2014 with $159.2 million in cash and investments, including the impact of the PT acquisition and the share repurchases described above.

2014 Second Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.  Full year 2014 (FY14) Total Company Revenue outlook of $300 million includes approximately $15 million from PT.  FY14 SBC/DSC Total Revenue outlook of $168 million includes approximately $3 million from PT DSC.  FY14 EPS guidance of $0.05 includes a loss of approximately $0.01 from PT.

	Q214	FY14
Total Company Revenue	$73 to $75 million	$300 million
SBC/DSC Total Revenue	$33 to $35 million	$168 million
Gross Margin	65.0% to 65.5%	Not provided
Opex	$45 to $46 million	Not provided
EPS	$0.01	$0.05
Diluted Shares Outstanding	251 million	255 million

Conference Call Details

Date: April 24, 2014

Time: 8:30 a.m. (ET)

Dial-in number: 800 768 6727

International Callers: +1 212 231 2915

The Company will also offer a live, listen-only webcast of the conference call via the Sonus Networks Investor Relations website at http://investors.sonusnet.com/events.cfm.

Replay information

A telephone playback of the call will be available following the conference call until May 8, 2014 and can be accessed by calling 800 633 8284 or +1 402 977 9140 for international callers. The reservation number for the replay is 21713231.  A webcast replay of the conference call will also be available shortly following the conference call at http://investors.sonusnet.com/events.cfm and will be available for six months.

Tags

Sonus Networks, Sonus, SONS, 2014 first quarter, year-end, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 7000, SBC 9000, SWe, software edition, software SBC, session border controller, session management, DSC, DEA, DRA, diameter signaling controller, diameter edge agent, diameter routing agent, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and over 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements in the section “2014 Second Quarter and Full Year Outlook,” statements regarding our future results of operations and financial position, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing, and statements regarding the impact of the PT transaction on Sonus’ financial results, business performance and product offerings, are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from the NET and PT acquisitions; the effects of disruption from the PT transaction, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the success implementing the integration strategies of NET and PT; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item IA “Risk Factors”, Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and Part II, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” in the Company’s most recent Annual Report on Form 10-K.  Any forward-looking statement made by us in this release speaks only as of the date of this release.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other Company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: cost of product revenue related to the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets, acquisition-related costs, restructuring and other income arising from the settlement of litigation related to prepaid royalties for software licenses.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

As part of the assessment of the assets acquired and liabilities assumed in connection with the PT acquisition, we were required to increase the aggregate fair value of acquired inventory by $1.8 million.  The acquired inventory is being recorded as cost of product revenue through June 27, 2014.  We believe that excluding the incremental cost of product revenue resulting from the fair value write-up of this acquired inventory facilitates the comparison of our operating results to our historical results and to other companies in our industry.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We have recorded restructuring expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing our worldwide workforce.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the first quarter of 2014, we recorded $2.25 million of other income related to the settlement of a litigation matter in which we recovered a portion of our losses related to the impairment of certain prepaid royalties for software licenses which we had written off in fiscal 2012.  We believe that excluding the other income arising from this settlement facilitates the comparison of our results to our historical results and other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

+1-978-614-8440
pleahy@sonusnet.com

#	#	#

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 28,	December 31,	March 29,
	2014	2013	2013
Revenue:
Product	$45,140	$45,825	$37,796
Service	25,602	30,328	25,492
Total revenue	70,742	76,153	63,288

Cost of revenue:
Product	13,663	16,391	13,895
Service	10,656	11,376	11,591
Total cost of revenue	24,319	27,767	25,486

Gross profit	46,423	48,386	37,802

Gross margin:
Product	69.7%	64.2%	63.2%
Service	58.4%	62.5%	54.5%
Total gross margin	65.6%	63.5%	59.7%

Operating expenses:
Research and development	18,972	17,473	17,501
Sales and marketing	19,581	19,769	21,114
General and administrative	11,186	10,486	10,710
Acquisition-related	1,306	93	—
Restructuring	1,169	624	1,949
Total operating expenses	52,214	48,445	51,274

Loss from operations	(5,791)	(59)	(13,472)
Interest income, net	35	116	138
Other income, net	2,335	1	—

Income (loss) before income taxes	(3,421)	58	(13,334)
Income tax benefit (provision)	(532)	214	(414)

Net income (loss)	$(3,953)	$272	$(13,748)

Earnings (loss) per share:
Basic	$(0.01)	$—	$(0.05)
Diluted	$(0.01)	$—	$(0.05)

Shares used to compute earnings (loss) per share:
Basic	265,400	270,936	281,542
Diluted	265,400	273,490	281,542

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 28,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$71,771	$72,423
Marketable securities	87,446	138,882
Accounts receivable, net	45,677	64,463
Inventory	24,178	21,793
Deferred income taxes	693	656
Other current assets	16,741	15,073
Total current assets	246,506	313,290

Property and equipment, net	20,968	19,102
Intangible assets, net	26,162	10,091
Goodwill	40,572	32,379
Investments	—	34,364
Deferred income taxes	2,133	2,121
Other assets	6,010	6,137
	$342,351	$417,484

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,741	$11,164
Accrued expenses	25,689	34,026
Current portion of deferred revenue	42,179	41,169
Convertible subordinated note	2,380	2,380
Current portion of long-term liabilities	701	672
Total current liabilities	80,690	89,411

Deferred revenue	10,081	10,528
Deferred income taxes	1,199	922
Other long-term liabilities	4,193	4,371
Total liabilities	96,163	105,232

Commitments and contingencies

Stockholders equity:
Common stock	248	266
Additional paid-in capital	1,218,311	1,280,442
Accumulated deficit	(978,445)	(974,492)
Accumulated other comprehensive income	6,074	6,036
Total stockholders’ equity	246,188	312,252
	$342,351	$417,484

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 28,	March 29,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,953)	$(13,748)
Adjustments to reconcile net loss to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	2,917	3,522
Amortization of intangible assets	1,029	1,187
Stock-based compensation	5,774	4,224
Loss on disposal of property and equipment	55	17
Deferred income taxes	176	183
Changes in operating assets and liabilities:
Accounts receivable	22,973	17,472
Inventory	2,337	(837)
Other operating assets	(259)	1,515
Accounts payable	(1,551)	(4,637)
Accrued expenses and other long-term liabilities	(7,754)	(4,329)
Deferred revenue	(538)	1,739
Net cash provided by operating activities	21,206	6,308

Cash flows from investing activities:
Purchases of property and equipment	(3,287)	(1,005)
Business acquisition, net of cash acquired	(34,010)	—
Purchases of marketable securities	—	(76,526)
Sale/maturities of marketable securities	87,646	57,110
Net cash provided by (used in) investing activities	50,349	(20,421)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,197	865
Proceeds from exercise of stock options	3,444	578
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,530)	(346)
Repurchase of common stock	(75,385)	—
Principal payments of capital lease obligations	(24)	(31)
Net cash provided by (used in) financing activities	(72,298)	1,066

Effect of exchange rate changes on cash and cash equivalents	91	(329)

Net decrease in cash and cash equivalents	(652)	(13,376)
Cash and cash equivalents, beginning of year	72,423	88,004
Cash and cash equivalents, end of period	$71,771	$74,628

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of the fair value write-up of acquired inventory, stock-based compensation, amortization of intangible assets and a litigation settlement related to prepaid licenses included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	March 28,	December 31,	March 29,
	2014	2013	2013
Fair value write-up of acquired inventory
Cost of revenue - product	$615	$—	$—

Stock-based compensation
Cost of revenue - product	$79	$53	$52
Cost of revenue - service	279	289	210
Cost of revenue	358	342	262

Research and development expense	1,313	1,214	679
Sales and marketing expense	1,249	1,149	1,099
General and administrative expense	2,854	2,031	2,184
Operating expense	5,416	4,394	3,962

Total stock-based compensation	$5,774	$4,736	$4,224

Amortization of intangible assets
Cost of revenue - product	$631	$560	$561

Research and development	—	—	100
Sales and marketing	398	526	526
Operating expense	398	526	626

Total amortization of intangible assets	$1,029	$1,086	$1,187

Litigation settlement - prepaid licenses
Other income, net	$2,250	$—	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	March 28,	December 31,	March 29,
	2014	2013	2013

GAAP gross margin - product	69.7%	64.2%	63.2%
Stock-based compensation expense	0.2%	0.1%	0.1%
Amortization of intangible assets	1.4%	1.3%	1.6%
Fair value write-up of acquired inventory	1.4%	0.0%	0.0%
Non-GAAP gross margin - product	72.7%	65.6%	64.9%

GAAP gross margin - service	58.4%	62.5%	54.5%
Stock-based compensation expense	1.1%	0.9%	0.9%
Non-GAAP gross margin - service	59.5%	63.4%	55.4%

GAAP total gross margin	65.6%	63.5%	59.7%
Stock-based compensation expense	0.5%	0.4%	0.4%
Amortization of intangible assets	0.9%	0.8%	0.9%
Fair value write-up of acquired inventory	0.9%	0.0%	0.0%
Non-GAAP total gross margin	67.9%	64.7%	61.0%

GAAP total gross profit	$46,423	$48,386	$37,802
Stock-based compensation expense	358	342	262
Amortization of intangible assets	631	560	561
Fair value write-up of acquired inventory	615	—	—
Non-GAAP total gross profit	$48,027	$49,288	$38,625

GAAP research and development expense	$18,972	$17,473	$17,501
Stock-based compensation expense	(1,313)	(1,214)	(679)
Amortization of intangible assets	—	—	(100)
Non-GAAP research and development expense	$17,659	$16,259	$16,722

GAAP sales and marketing expense	$19,581	$19,769	$21,114
Stock-based compensation expense	(1,249)	(1,149)	(1,099)
Amortization of intangible assets	(398)	(526)	(526)
Non-GAAP sales and marketing expense	$17,934	$18,094	$19,489

GAAP general and administrative expense	$11,186	$10,486	$10,710
Stock-based compensation expense	(2,854)	(2,031)	(2,184)
Non-GAAP general and administrative expense	$8,332	$8,455	$8,526

GAAP operating expenses	$52,214	$48,445	$51,724
Stock-based compensation expense	(5,416)	(4,394)	(3,962)
Amortization of intangible assets	(398)	(526)	(626)
Acquisition-related expense	(1,306)	(93)	—
Restructuring	(1,169)	(624)	(1,949)
Non-GAAP operating expenses	$43,925	$42,808	$45,187

GAAP loss from operations	$(5,791)	$(59)	$(13,472)
Fair value write-up of acquired inventory	615	—	—
Stock-based compensation expense	5,774	4,736	4,224
Amortization of intangible assets	1,029	1,086	1,187
Acquisition-related expense	1,306	93	—
Restructuring	1,169	624	1,949
Non-GAAP income (loss) from operations	$4,102	$6,480	$(6,112)

GAAP Other income, net	$2,335	$1	$—
Litigation settlement - prepaid licenses	(2,250)	—	—
Non-GAAP Other income, net	$85	$1	$—

GAAP net income (loss)	$(3,953)	$272	$(13,748)
Fair value write-up of acquired inventory	615	—	—
Stock-based compensation expense	5,774	4,736	4,224
Amortization of intangible assets	1,029	1,086	1,187
Acquisition-related expense	1,306	93	—
Restructuring	1,169	624	1,949
Litigation settlement - prepaid licenses	(2,250)	—	—
Non-GAAP net income (loss)	$3,690	$6,811	$(6,388)

Diluted earnings per share or (loss) per share
GAAP	$(0.01)	$—	$(0.05)
Non-GAAP	$0.01	$0.02	$(0.02)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute diluted earnings per share or (loss) per share	265,400	273,490	281,542
Non-GAAP shares used to compute diluted earnings or (loss) per share	269,031	273,490	281,542

SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ended June 27, 2014
	Range

Revenue	$73	$75

Gross margin
GAAP outlook	61.9%	62.5%
Stock-based compensation	0.5%	0.5%
Amortization of intangible assets	1.0%	0.9%
Fair value write-up of acquired inventory	1.6%	1.6%
Non-GAAP outlook	65.0%	65.5%

Operating expenses
GAAP outlook	$52.1	$53.1
Stock-based compensation	(5.6)	(5.6)
Amortization of intangible assets	(0.5)	(0.5)
Restructuring	(1.0)	(1.0)
Non-GAAP outlook	$45.0	$46.0

Earnings (loss) per share
GAAP outlook	$(0.01)	$(0.01)
Stock-based compensation expense	0.02	0.02
Amortization of intangible assets	*	*
Fair value write-up of acquired inventory	*	*
Restructuring	*	*
Non-GAAP outlook	$0.01	$0.01

	Year ended December 31, 2014
	Sonus	PT	Combined

Revenue	$285	$15	$300

Earnings (loss) per share
GAAP outlook	$(0.07)	$(0.01)	$(0.08)
Fair value write-up of inventory	0.01	*	0.01
Stock-based compensation expense	0.09	*	0.09
Amortization of intangible assets	0.02	*	0.02
Acquisition-related	0.01	*	0.01
Restructuring	0.01	*	0.01
Litigation settlement - prepaid licenses	(0.01)	*	(0.01)
Non-GAAP outlook	$0.06	$(0.01)	$0.05

*  Less than $0.01 impact on earnings per share.